                                                                   EXHIBIT 10.10

                               LICENSE AGREEMENT
                               -----------------



          This Agreement is made this 14th day of November, 1990, by and between Synergy Semiconductor Corporation, a California corporation, with its principal place of business at 3450 Central Expressway, Santa Clara, California ("Synergy"), and Toshiba Corporation, a Japanese corporation, with its principal place of business at 1-1 Shibaura 1-Chome, Minato-Ku, Tokyo 105, Japan ("Toshiba").

          WHEREAS, Synergy has developed certain wafer fabrication processes;
and

          WHEREAS, Toshiba desires to obtain certain license rights to such processes;

          NOW THEREFORE, the parties agree as follows:

          1.   Definitions.
               -----------

               (a) "Licensed Process" shall mean Synergy's ASSET(TM) and BiCMOS wafer fabrication technologies and all improvements (including documentation) thereto implemented prior to December 31, 1995, as described on Attachment A hereto, used for the production of integrated circuits.

               (b) "Patents" of a party shall mean patent applications in any country of the world which have effective filing dates on or prior to December 31, 1995 and patents issued thereon which are owned or controlled by such party or which such party has the right to grant license to the other party hereunder without payment of any compensation to third parties (except its employees or consultants).

               (c) "Subsidiary" shall mean a corporation, company or other entity:

                   i) more than fifty percent (50%) of whose outstanding shares of securities (representing the right to vote for the election of directors or other managing authority) are; or

                   ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%)

*Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

of the ownership interest representing the right to make the decisions for such corporation, company or other entity is;

now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or entity shall be deemed a Subsidiary only so long as such ownership or control exists

               (d) "Contract Products" shall mean integrated circuits manufactured by a process using all or substantially all of the Licensed Process.

               (e) "Technical Documents" shall mean Synergy's technical information in document form relating to the Licensed Process and as described in Attachment A hereto.

          2.   Transfer of Technical Documents.
               -------------------------------

               (a) As soon as practicable (but not later than thirty (30) days) after the effective date of this Agreement, Synergy shall transfer to Toshiba one set of Technical Documents then available at Synergy. Additionally, Synergy agrees to use commercially reasonable efforts to comply with the technology transfer schedule attached hereto as Attachment C.

               (b) During the term of this Agreement, Synergy shall transfer to Toshiba one set of documents describing improvements or modifications made by Synergy to the Licensed Process or Technical Documents transferred to Toshiba pursuant to Section 2(a) above as soon as practicable after Synergy uses such modifications or improvements for its design or fabrication of Contract Products.

               (c) During the term of this Agreement, Toshiba shall transfer to Synergy one set of documents describing improvements or modifications made by Toshiba to the Technical Documents transferred to Toshiba pursuant to Section 2(a) above as soon as practicable after Toshiba uses such modifications or improvements for its design and fabrication of Contract Products; it being understood, however, that Toshiba will only transfer such modifications or improvements relating to items I.B.2 (except for equipment lists), 3, 4 and 5 of Attachment A insofar as and to the extent that those items are developed primarily for the purpose of modifying or improving the Licensed Process and are necessary to maintain process compatibility to enable Toshiba to manufacture Synergy's products.

                                      2.

               (d) Both parties will periodically discuss the direction of improvements for the Licensed Process so that they can maintain process compatibility to enable Toshiba to manufacture Synergy's ASIC products. Each party shall reasonably cooperate with the other's request regarding the direction of improvements to the Licensed Process.

          3.   Technical Assistance.  Synergy agrees to provide Toshiba with
               --------------------
reasonable technical assistance in implementing the Licensed Process; provided, however, that if such assistance is to occur away from the Synergy's principal place of business, Toshiba shall reimburse Synergy for all travel, room, board and similar expenses incurred as a result thereof.

          4.   License Grant.
               -------------

               (a) Subject to the terms and conditions of this Agreement, Synergy hereby grants Toshiba (and its Subsidiaries, as long as they remain Subsidiaries, and provided that they agree in writing to be bound by all the obligations of Toshiba hereunder) a worldwide, nonsublicensable, perpetual, nonexclusive, fully-paid license under (i) Synergy's Patents and (ii) intellectual property rights (except for Patents) in Synergy's Technical Documents or other technology relating to Licensed Process transferred to Toshiba hereunder to manufacture, use, sell and otherwise dispose of integrated circuits which are manufactured by a process using any portion of the Licensed Process or modifications or improvements made by Toshiba to the Licensed Process; provided, however, that in no event shall either Toshiba or its Subsidiaries exercise such license to manufacture those integrated circuits described in Attachment B prior to December 31, 1995 for any entity (including, but not limited to, Toshiba and its Subsidiaries) other than Synergy.

               (b) Subject to the terms and conditions of this Agreement, Toshiba hereby grants Synergy (and its Subsidiaries, as long as they remain Subsidiaries, and provided that they agree in writing to be bound by all the obligations of Synergy hereunder) a worldwide, nonsublicensable, perpetual, nonexclusive, fully-paid license under intellectual property rights (except for Patents) in Toshiba's technology relating to the Licensed Process transferred to Synergy hereunder to manufacture, use, sell and otherwise dispose of integrated circuits 'which are manufactured by a process using any portion of the Licensed Process or modifications or improvements made by Synergy to Licensed Process.


                                      3.

               (c) Subject to the terms and conditions of this Agreement, each party hereby grants the other (and its Subsidiaries, as long as they remain Subsidiaries, and provided that they agree in writing to be bound by all the obligations of such other party hereunder) a worldwide, nonsublicensable, perpetual, nonexclusive, fully-paid license under such party's Patents to manufacture, use, sell and otherwise dispose of Contract Products.

          5.   Payment.
               -------

               In full consideration for the licenses and other rights granted hereunder, Toshiba shall pay to Synergy the non-refundable sum of * within fourteen (14) days following the effective date of this Agreement. Toshiba shall make the payment required without deduction of any tax, duty, fee or commissions; provided, however, that Toshiba may deduct from payment any income tax or tax of a similar nature imposed by the government of Japan on the income of Synergy from such payment ("Japanese Income Tax") and actually paid by Toshiba for the account of Synergy, to the extent that such income tax does not exceed ten percent (10%) of the payment from which it is deducted. In the event Toshiba deducts any such Japanese Income Tax from such payment, Toshiba shall furnish Synergy with official tax receipts and other evidence acceptable to the United States Internal Revenue Service to establish that such Japanese Income Tax has been paid for the account of Synergy.

          6.   Confidentiality of the Licensed Process and Exchange of
               -------------------------------------------------------
Confidential Information.
- ------------------------

               (a) Each party acknowledges the proprietary nature of the Licensed Process and improvements and modifications thereto and the business advantage and opportunity provided thereby. Accordingly, each party agrees information relating to the Licensed Process it receives from the other (including the Licensed Process itself) will be disclosed only to such of its employees or independent contractors who have a need to know such particular information in furtherance of their duties and are bound to an enforceable written agreement prohibiting them from disclosing any such information to any other party.

               (b) Except as provided above, each party further agrees and covenants that it will maintain such information in confidence and will not disclose it to any third party, except such information and only such information as:

                                      4.

*Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

                    1. is in the possession of the receiving party as of the effective date of this Agreement, independently of any disclosure by the disclosing party, as evidenced by written documents in existence prior to the date of any disclosure of such information to the receiving party by the disclosing party;

                    2. is or becomes available to the public, separate and apart from any disclosures by the receiving party;

                    3. is learned by the receiving party from a third party entitled to disclose such information, provided the receiving party complies with all restrictions imposed by the third party; or

                    4.   is independently developed by the receiving party.

               (d) The parties acknowledge that the obligations and promises under this Section 6 are of a special, unique and intellectual character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy or compensation in an action or law. Each party expressly agrees that each shall be entitled to injunctive relief, a decree for specific performance and/or other equitable relief in the event of any breach or threatened breach by the other of its obligations or promises under this Section 6, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

               (e) The obligations set forth in this Section 6 shall expire at the fifth (5th) anniversary of receipt of information with regard to each piece of information and survive termination of this Agreement for such period. After expiration of such period for each piece of information, the receiving party may sublicense that information to third parties, provided that such third parties are bound to confidentiality restrictions similar to the provisions of this
Section 6.

          7.   Warranty and Negation of Warranties.
               -----------------------------------

               (a) To the best of its knowledge, as of the date hereof without having conducted any patent or other searches, Synergy represents to Toshiba that use of the Licensed Process will not infringe or misappropriate any proprietary rights of a third party.

                                      5.

               (b) EXCEPT AS EXPRESSLY PROVIDED IN SUBSECTION 7(a) ABOVE, NEITHER PARTY GRANTS TO THE OTHER ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE LICENSED PROCESS, PROPRIETARY RIGHTS OR OTHER CONFIDENTIAL INFORMATION, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

          8.   Liability Limitation.  EXCEPT FOR A BREACH OF SECTION 6 ABOVE,
               --------------------
NEITHER PARTY SHALL BE LIABLE UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

          9.   Term and Termination.
               --------------------

               (a). This Agreement shall become effective on (i) the date on which it is executed by both parties or on which it is approved by the Japanese Government, whichever is later, or (ii) such other later date as mutually agreed upon, and shall terminate on December 31, 1995 unless terminated earlier as provided herein.

               (b) Either party may terminate this Agreement in the event of bankruptcy, insolvency or winding-up of the other party's business by giving the other party thirty (30) days written notice of termination.

               (c) Either party may terminate this Agreement by written notice specifying the cause in detail in the event of a material breach or default by the other in the performance of any one or more of the material provisions contained in this Agreement, provided that if the offending party shall during the thirty (30) days immediately following written notice of the breach or default, remedy the breach or default upon which the notice is based, then the notice shall not become effective, and this Agreement shall remain in full force and effect. Notwithstanding the above, in the event either party breaches its obligations under Section 6 above, the non-breaching party shall be entitled, among other things, to immediately terminate this Agreement.

               (d) Sections 4, 5, 6, 7, 8 and 10 shall survive termination of this Agreement.

                                      6.

          10.  Export Control.
               --------------

               (a) Toshiba hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any proprietary information or Licensed Process or copy or any direct product thereof in violation of any such restrictions, laws or regulations, or to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations); Synergy shall obtain any necessary licenses and/or exemptions with respect to the export from the U.S. of all Synergy proprietary information and shall demonstrate to Toshiba compliance with all applicable laws and regulations prior to delivery.

               (b) Synergy hereby agrees that it shall not export or re-export, directly or indirectly, any technical data received from Toshiba hereunder or direct product thereof in violation of any export control laws and regulations of the U.S. and Japan.

          11.  Government Compliance.
               ---------------------

               (a) Toshiba represents, warrants and agrees that, except as expressly provided hereunder, neither this Agreement (or any term hereof) nor the performance or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration under, or affects Synergy's proprietary rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization or governmental entity located within Japan.

               (b) Synergy represents, warrants and agrees that, except as expressly provided hereunder, neither this Agreement (or any term hereof) nor the performance or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration under, or affects Toshiba's proprietary rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization or governmental entity located within the United States.

                                      7.

          12.  Miscellaneous.
               -------------

               (a) All payments and notices which a party is entitled to or required to give to the other under this Agreement shall be in writing and shall be effective if given personally or deposited in the mail of the U.S. or Japan, as the case may be, first class postage prepaid addressed to the address of such other party specified on the first page hereof, or such other address as is provided by the other party in accordance with this sentence.

               (b) This Agreement is executed with the understanding that it embodies the entire agreement between the parties and that there are no prior representations, warranties or agreements relating thereto. This agreement may be modified only by a duly executed writing.

               (c) A delay or failure to exercise any right shall not be deemed to be a waiver. Any waiver of any right or condition shall not apply to any other time or right.

               (d) This Agreement does not create any agency relationship between either of the parties and neither party shall hold itself out as being an agent for the other.

               (e) Neither party shall be liable for failures (except the payment of monies) for failures and delays in performance due to matters and circumstances beyond its reasonable control.

               (f) The prevailing party in any legal action (including arbitration) brought to enforce this agreement shall be entitled to legal fees and costs. Any provision of this Agreement held to be invalid shall not render this Agreement invalid as a whole.

               (g) This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sales of Goods. Except as provided in Section 5 above, any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Palo Alto, California, in accordance with the arbitration rules of the International Chamber of Commerce, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                      8.

               (h) Neither party may assign (including assignments by law, mergers, acquisitions or any other change of control) its rights and obligations under this Agreement without the other party's prior written consent; any proposed assignment made without the requisite consent shall be null and void.

               (i) This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original.

          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement.


                                             SYNERGY SEMICONDUCTOR CORPORATION



                                             By:  ______________________________



                                             TOSHIBA CORPORATION



                                             By:  ______________________________

                                      9.

                                 ATTACHMENT A
                                 ------------



Definition:

     Wafer fabrication processes and sub-processes modules used to produce the ASSET device and the device structures encompassed in the ASSET 1.5 micron and 1.2 micron technologies. Device structures and process modules include, but are not limited to, the following:

          .  Open bottom slot with thin side wall oxide

          .  Wide slot ground tap with selective poly doping

          .  Side wall sinker

          .  Two step polish planarization

          .  Field oxidation self aligned to slot

          .  Emitter first transistor structure

          .  Silicided poly, glass enclosed emitter structure

          .  Metal to metal inter poly via contact

          .  SOG pre-metal 1 planarization process

          .  TiN metal 1 barrier

          .  SOG pre-metal 2 planarization process

          .  Multiple deposition spacer process

          .  Silicided poly of refractory metal base contact

          .  Silicided poly and Al-Si-Cu RIE Process

          .  Reliability Rate

     The technology. includes all updates implemented prior to December 31, 1995 including 1 micron and sub-micron process modules. Included are evolutionary improvements such as slot walled transistors, masked sinker, side based contact transistors, and the split emitter transistor structure. The BiCMOS technology, based on ASSET(TM), is also included.


I.   Technology Documentation

     A. All design rules, design rule assumptions and mask generating rules used to produce ASSET and BiCMOS products.

          1. Lithography rules, etch bias assumptions, topological design rules.

          2.   Data base grids, alignment marks, critical dimension bars.

          3.   Database on process control monitors.

     B. All show how and know how of the ASSET and BiCMOS process and sub-process modules.

          1.   Detailed process flows including all specifications.

          2.   Equipment list and specifications of equipment.

          3.   All equipment set up procedures.

          4.   All times, temperatures, gasses and flows.

          5.   Critical dimension, V/I, film/epi thicknesses.

          6.   All in process checks and tests.

C.   All information regarding process integration.

     1. Device cross sections, scanning electron microscope photographs of device structures and cross sections, doping profiles and junction depths.

     2.   Descriptions of device related process steps.

     3.   Description of yield related process steps.

     4.   Description of performance related process steps.

     5. Complete review and description summary of historical ASSET process trends, problems encountered and solutions found. Critical trends discussed and reviewed.

D. Process parametric tests. Description, specifications, hardware used, distribution and trended results.

     1.   Test structure, test conditions and historical trends.

     2. Test equipment, hardware and software used in parametric tests. One. set of interface hardware and one set of software included.

     3.   Trend charts and SPC monitors.

E. Description of CAD tools used for product design and exchange

     1.   Data base.

     2.   Reticle generation.

     3.   CALMA GDS II stream tape, finished reticles used as transfer medium.

                                 ATTACHMENT B
                                 ------------

ECL SRAMS, MSI/LSI Logic meaning, specifically, the products encompassed by the following logic families: F100K, F100K Series 300, SUPER 300K, ECLinPS, SPECL, Series 810/880/881, l0/100H600 Series and 10/100700-900 Series or ECL/TTL PLD's.
Also any ASICs (except for sale to Toshiba's internal organizations or Subsidiaries) other than Developed Products as defined in Section 1.13 of the Development Agreement between the parties dated of even date herewith. For the purpose of this Attachment B, ASICs shall mean gate arrays and standard cells which are designed by customers utilizing any master array or cell/cell library of Toshiba; it being understood that any product fully designed by customers with their own master array and/or cell/cell library shall not be considered ASICs.






SUPER 300K is a trademark of Synergy Semiconductor Corporation.

                                 ATTACHMENT C
                                 ------------

Phase I

     .  Toshiba engineers at Synergy

               -    Develop detailed knowledge of ASSET(TM)
                    Technology and the sub-process modules

     .  Synergy prepares detailed Technology Documentation document

Phase II

     .  Transfer technology to Toshiba

               -    Toshiba to acquire necessary equipment

               -    Generate masks (1Kx4 SRAM)
                          (Include both Toshiba and Synergy test structures)

               -    Synergy engineers to Toshiba

               -    Prepare documents necessary to run ASSET in Toshiba fab

               -    Establish sub-process modules

               -    Run 1st silicon

               -    Evaluate silicon
                          (Done at Synergy)

               -    Iterate

               -    Finalize the transfer

               Phase III

          .  Establish yield and performance equivalent to Synergy

                      ASSET' TECHNOLOGY TRANSFER SCHEDULE

                          90                  91                 92
                 ____________________ __________________ __________________


Phase I

Familiarization                   <------->



Phase II

Transfer

Acquire Equip.                        <----------->

Preparation                            <--------------->

1st Silicon                                  <--------->

Iterate                                               <-------------->



Phase III

  Improvement                                                 <---------------->